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                                                                      EXHIBIT 11


                         VIRAGEN, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

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                                                      Three Months Ended                Nine Months Ended
                                                           March 31,                         March 31,
                                                 -----------------------------     -----------------------------
                                                     2000             1999            2000             1999
                                                 ------------     ------------     ------------     ------------
BASIC AND DILUTED WEIGHTED AVERAGE COMMON
     SHARES                                        79,935,730       64,670,527       76,143,632       57,648,132
                                                 ============     ============     ============     ============

NET LOSS                                         $ (3,653,227)    $ (2,674,903)    $ (9,025,326)    $ (7,490,642)
     Deduct required dividends on convertible
     preferred stock, Series A                            663              663            1,988            1,988
     Deduct required dividends on redeemable
     preferred stock, Series H                             --           37,846               --          676,498
     Deduct required dividends on redeemable
     preferred stock, Series I                             --           17,875            2,699          320,581
                                                 ------------     ------------     ------------     ------------

LOSS ATTRIBUTABLE TO COMMON STOCK
                                                 $ (3,653,890)    $ (2,731,287)    $ (9,030,013)    $ (8,489,709)
                                                 ============     ============     ============     ============

BASIC AND DILUTED LOSS PER
     COMMON SHARE
     after deduction for required
     dividends on convertible preferred
     stock                                       $      (0.05)    $      (0.04)    $      (0.12)    $      (0.15)
                                                 ============     ============     ============     ============



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